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                                                                     EXHIBIT 3.4



                                   APPENDIX B

                          AGREEMENT AND PLAN OF MERGER
                                       OF

                          VINLAND PROPERTY CORPORATION
                           (a California corporation)

                                      AND

                        TARRAGON REALTY INVESTORS, INC.
                             (a Nevada corporation)

       THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 24, 1997, is by and between Vinland Property Corporation, a California corporation ("VPT California"), and Tarragon Realty Investors, Inc., a Nevada corporation ("TRII Nevada").

       WHEREAS, VPT California is a California corporation with its resident agent therein located at CT Corporation System, 818 West Seventh Street, Los Angeles, California 90017; and

       WHEREAS, the shares of stock that VPT California has authority to issue are 30,000,000 shares, of which 20,000,000 shares, par value $0.01 per share, are designated Common Stock (the "California Common Stock") and 10,000,000 shares, par value $0.01 per share, are designated Special Stock; and

       WHEREAS, TRII Nevada is a Nevada corporation with its registered office therein located at CT Corporation System, One East First Street, Reno, Nevada 89501; and

       WHEREAS, the total number of shares of stock which TRII Nevada has authority to issue is 30,000,000 shares, of which 20,000,000 shares, par value $0.01 per share, are designated Common Stock ("Nevada Common Stock"), and 10,000,000 shares, par value $0.01 per share, are designated Special Stock; and

       WHEREAS, the General Corporation Law of the State of Nevada permits the merger of one or more foreign corporations with one or more domestic corporations into a single corporation; and

       WHEREAS, VPT California and TRII Nevada and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge VPT California with and into TRII Nevada pursuant to the provisions of the Nevada Law upon the conditions hereinafter set forth; NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. THE MERGER. Upon the terms and subject to the conditions hereof, the Merger shall be consummated in accordance with the General Corporation Law of Nevada (the "Nevada Law") and the General Corporation Law of California (the "California Law") on July 25, 1997, or as soon thereafter as is reasonably practicable. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, the Nevada Law and the California Law, VPT California shall be merged with and into TRII Nevada (the "Merger"), the separate corporate existence of VPT California shall cease, and TRII Nevada shall continue as the surviving corporation.

       2. EFFECTIVE TIME. On July 25, 1997, or as soon thereafter as is reasonably practicable, the parties hereto shall cause the Merger to be consummated by filing articles of merger with the Secretary of State of Nevada and the documents required by Section 1108 of the California Law with the Secretary of State of




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California, in such form as required by, and executed in accordance with, the relevant provisions of the Nevada Law and the California Law. The Merger shall become effective upon the filing of such articles of merger with the Secretary of State of Nevada (the "Effective Time").

       3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in Section 78.459 of the Nevada Law.

       4. ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of TRII Nevada, as in effect immediately prior to the Effective Time, shall remain the Articles of Incorporation of TRII Nevada as the surviving corporation until thereafter further amended as provided by law.

       5. BYLAWS. The Bylaws of TRII Nevada, as in effect immediately prior to the Effective Time, shall remain the Bylaws of TRII Nevada as the surviving corporation until thereafter amended as provided by law.

       6. DIRECTORS. The directors of TRII Nevada immediately prior to the Effective Time shall remain the directors of TRII Nevada and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and the Bylaws of TRII Nevada, or as otherwise provided by law.

       7. OFFICERS. The officers of TRII Nevada immediately prior to the Effective Time shall remain the officers of TRII Nevada and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and the Bylaws of TRII Nevada, or as otherwise provided by law.

       8. ADDITIONAL ACTIONS. If, at any time after the Effective Time, TRII Nevada shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in TRII Nevada its right, title or interest in, to or under any of the rights, properties or assets of VPT California acquired or to be acquired by TRII Nevada as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of TRII Nevada shall be authorized to execute and deliver, in the name and on behalf of VPT California, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of VPT California, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in TRII Nevada or otherwise to carry out this Agreement.

       9. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of TRII Nevada, VPT California or the holder of any of the following securities

              (a) each of the shares of VPT California Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of VPT California Common Stock to be cancelled pursuant to
       Section 9(b) hereof, shall be converted into one validly issued, fully paid and nonassessable share of TRII Nevada Common stock, upon surrender of the certificate representing such share;

              (b) each share of VPT California Common Stock held in the treasury of VPT California immediately prior to the Effective Time shall be cancelled and extinguished and no payment or other consideration shall be made with respect thereto;

              (c) each share of TRII Nevada Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled; and





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              (d)    from and after the Effective Time, holders of certificates formerly evidencing shares of VPT California Common Stock shall have rights as stockholders of TRII Nevada (and not VPT California) in accordance with applicable law.

       10. SURRENDER OF SHARES; STOCK TRANSFER BOOKS. Each holder of a certificate or certificates formerly representing any shares of VPT California Common Stock converted in the Merger pursuant to Section 9(a) shall surrender such certificate or certificates to TRII Nevada as promptly as practicable. Upon surrender by such holder to TRII Nevada of a certificate, together with such other instruments and acknowledgments as TRII Nevada may require, the holder of such certificate shall be entitled to receive in exchange therefor an equal number of shares of Nevada Common Stock represented by such certificate, and such former certificate shall forthwith be cancelled. At the Effective Time, the stock transfer books of VPT California shall be closed and there shall be no further registration of transfers of shares of VPT California Common Stock on the records of VPT California. No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of VPT California Common Stock.

       11. CERTAIN CHANGES. The Boards of Directors of TRII Nevada and VPT California may amend this Agreement at any time prior to the filing of the articles of merger with the Secretary of State of Nevada, provided that an amendment made subsequent to the adoption of the Merger by the stockholders of TRII Nevada and VPT California shall not (1) alter or change the amount of consideration to be received in exchange for or on conversion of the shares of any class or series thereof of VPT California, (2) further alter or change any term of the Articles of Incorporation of TRII Nevada, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of the shares of any class or series of TRII Nevada or VPT California.

       12. TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the filing of the articles of merger with the Secretary of State of Nevada, notwithstanding approval hereof by the stockholders of TRII Nevada or VPT California or by the Board of Directors of TRII Nevada or VPT California.

       13. TAX EFFECT. The parties hereby agree to treat the Merger for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(f) of the Internal Revenue Code, with no gain or loss recognized by TRII Nevada or its stockholders or by VPT California or its shareholders.

       14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

       15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, collectively, shall constitute one and the same instrument representing this Agreement among the parties hereto, and it shall not be necessary for the proof of this Agreement that any party produce or account for more than one such counterpart.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger to be executed by their respective officers as of the 24th day of July, 1997.

ATTEST:                                    VINLAND PROPERTY CORPORATION


/s/ LAWRENCE S. HARTMAN
-----------------------------------        By:    /s/ WILLIAM S. FRIEDMAN
        Secretary                              ---------------------------------
                                               Name:  William S. Friedman
                                                      --------------------------
                                               Title: President
                                                      --------------------------





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ATTEST:                                    TARRAGON REALTY INVESTORS, INC.


/s/ LAWRENCE S. HARTMAN
-----------------------------------        By:    /s/ WILLIAM S. FRIEDMAN
        Secretary                              ---------------------------------
                                               Name:  William S. Friedman
                                                      --------------------------
                                               Title: President
                                                      --------------------------


       The undersigned, being the President of Vinland Property Corporation, does hereby certify that (a) the holders of 100% of the outstanding stock of said corporation were entitled to vote on the foregoing Agreement and Plan of Merger, (b) the principal terms of the agreement in the form attached were approved by 59% of the outstanding shares and (c) such vote exceeded the majority vote required to approve the foregoing Agreement and Plan of Merger.



                                           /s/  WILLIAM S. FRIEDMAN
                                           -------------------------------------
                                           William S. Friedman, President
                                           VINLAND PROPERTY CORPORATION


       The undersigned, being the President of Tarragon Realty Investors, Inc., does hereby certify that the holder of all of the outstanding stock of said corporation dispensed with a meeting and vote of stockholders, and such sole stockholder consented in writing, pursuant to the provisions of Section 78.320 of the General Corporation Law of the State of Nevada, to the adoption of the foregoing Agreement and Plan of Merger.


                                           /s/  WILLIAM S. FRIEDMAN
                                           -------------------------------------
                                           William S. Friedman, President
                                           TARRAGON REALTY INVESTORS, INC.





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STATE OF           )
                   )
COUNTY OF NEW YORK )

       This instrument was acknowledged before me on the 24th day of July 1997 by William S. Friedman, President of Vinland Property Corporation.



                              /s/ ALYSSA J. BASSETT
                            ----------------------------------------------------
                            Notary Public in and for said County and State


STATE OF           )                           ALYSSA J. BASSETT
                   )                   NOTARY PUBLIC STATE OF NEW YORK
COUNTY OF NEW YORK )                              NO. 4980637
                                         QUALIFIED IN NEW YORK COUNTY
                                      COMMISSION EXPIRES APRIL 22, 1999


       This instrument was acknowledged before me on the 24th day of July of 1997 by William S. Friedman, President of Tarragon Realty Investors, Inc.


                              /s/ ALYSSA J. BASSETT
                            ----------------------------------------------------
                            Notary Public in and for said County and State


                                               ALYSSA J. BASSETT
                                       NOTARY PUBLIC STATE OF NEW YORK
                                                  NO. 4980637
                                         QUALIFIED IN NEW YORK COUNTY
                                      COMMISSION EXPIRES APRIL 22, 1999





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